Exhibit 99.1

US Patent and Trademark Office Concludes Rulings on 11 Petitions for Inter Partes Review by Symantec against 8 Finjan Patents

Patent Trial and Appeal Board Denies All but One Petition

EAST PALO ALTO, CA – 03/21/16 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, announced that on March 18, 2016, the Patent Trial and Appeal Board (PTAB) for the United States Patent & Trademark Office (USPTO) concluded its rulings on Symantec Corporation’s attempts to invalidate 8 of subsidiary, Finjan, Inc.’s patents through Inter Partes Review (“IPR”), that Finjan accuses Symantec of infringing in the U.S. District Court for the Northern District of California (Finjan v. Symantec, 3-14-cv-02998-HSG). Symantec attempted to invalidate all 8 of the asserted Finjan’s patents through 11 separate IPR challenges. The PTAB rejected 10 of the 11 challenges, or 30 of 31 grounds of invalidity sought by Symantec.

The most recent decisions took place on March 11, 2016 when the PTAB denied institution of IPRs (IPR2015-01893 and IPR2015-01894) on Finjan’s US Patent Nos. 7,613,926 (“the ‘926 Patent”), and 6,154,844 (“the ‘844 Patent”), respectively, finding Symantec had failed to establish a reasonable likelihood that it would prevail at trial in showing either the ‘926 or the ‘844 Patents are invalid. With respect to IPR2015-01892 (US Patent No. 8,677,494 or “the ‘494 Patent”), on March 18, the PTAB granted institution of trial to hear evidence of whether certain ‘494 Patent claims are invalid in light of prior art. Reference to the previous PTAB decisions can be found on Finjan’s press release site [See, Finjan's Core Patents Further Strengthened by US Patent & Trademark Office, February 29, 2016 and US Patent Office Rejects Review on Six of Symantec's Petitions for Inter Partes Review Challenging Five of Finjan's Patents Asserted Against Symantec, January 14, 2016.]

“We applaud the PTAB’s thoroughness in reviewing the onslaught of IPRs brought by Symantec and are gratified with the results we have thus far been able to achieve,” commented Julie Mar-Spinola, Finjan Holding’s Chief IP Officer. “We will vigorously defend the ‘494 Patent before the PTAB and establish that Finjan invented the claimed subject matter first. Further, we believe the PTAB’s findings support the general strength, value, and relevance of Finjan’s patents and should simplify the issues for the District Court trial.”

Final summary of Symantec IPR challenges against Finjan Patents:

‘154 Patent - IPR2015-01547:      4 Grounds; all denied
‘182 Patent - IPR2015-01548:      2 Grounds; all denied
‘289 Patent - IPR2015-01552:      2 Grounds; all denied
‘299 Patent - IPR2015-01549:      2 Grounds; all denied

‘494 Patent - IPR2015-01892:      4 Grounds; 3 denied, 1 instituted
‘494 Patent - IPR2015-01897:      4 Grounds; all denied
‘844 Patent - IPR2015-01894:      3 Grounds; all denied
‘926 Patent - IPR2015-01893:      2 Grounds; all denied
‘926 Patent - IPR2015-01895:      2 Grounds; all denied
‘996 Patent - IPR2015-01545:      4 Grounds; all denied
‘996 Patent - IPR2015-01546:      2 Grounds; all denied

Finjan also has pending infringement lawsuits against FireEye, Inc., Proofpoint Inc., Sophos, Inc., Palo Alto Networks, Inc., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.
ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contact:
Nicholas Gaffney
Zumado Public Relations
(415) 732-7801
ngaffney@zumado.com

Investor Contact:
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
Vanessa Winter | Finjan
(650) 282-3245
investors@finjan.com